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                                                               EXHIBIT (a)(1)(G)

                             STIFEL FINANCIAL CORP.
                             TRUSTEE DIRECTION FORM
                                 FOR TENDER OF
                    UP TO 850,000 SHARES OF ITS COMMON STOCK
                    AT A PURCHASE PRICE OF $13.25 PER SHARE

TO: CIGNA BANK AND TRUST COMPANY, FSB, TRUSTEE

The undersigned acknowledges receipt of the accompanying Letter to the Participants in the Stifel Nicolaus Profit Sharing 401(k) Plan (the "401(k) Plan"), the enclosed Offer to Purchase, dated September 5, 2003 (the "Offer to Purchase"), and the Letter of Transmittal in connection with the offer by Stifel Financial Corp., a Delaware corporation ("Stifel"), to purchase up to 850,000 shares of its common stock (the "Offer").

These instructions will instruct CIGNA Bank and Trust Company, FSB, as trustee for the 401(k) Plan (the "Trustee") to tender equivalent shares held by the Trustee for the undersigned's 401(k) Plan account upon the terms and subject to the conditions set forth in the Offer to Purchase.

EQUIVALENT SHARES ALLOCATED TO PARTICIPANT 401(K) PLAN ACCOUNTS FOR WHICH THE TRUSTEE DOES NOT RECEIVE DIRECTIONS WILL NOT BE TENDERED.

                           NUMBER OF SHARES TENDERED
                                (CHECK ONE BOX)

[ ] I direct the Trustee to tender ALL of the equivalent shares in my 401(k)
    Plan account.

[ ] I direct the Trustee to tender ____________ equivalent shares in my 401(k)
    Plan account.

IN ORDER TO TENDER YOUR EQUIVALENT SHARES HELD IN YOUR 401(K) ACCOUNT IN THE OFFER, YOU MUST RETURN THIS TRUSTEE DIRECTION FORM TO STIFEL, NICOLAUS & COMPANY, INCORPORATED BY 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, OCTOBER 7, 2003 IN ORDER FOR THE TRUSTEE TO HAVE SUFFICIENT TIME TO PROCESS YOUR DIRECTION AND TENDER YOUR EQUIVALENT SHARES. THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 10, 2003.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE 401(K) PLAN PARTICIPANT. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
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THE ADDRESS TO MAIL THIS FORM TO IS:

        STIFEL, NICOLAUS & COMPANY, INCORPORATED
        ATTN: CORPORATE ACCOUNTING/TO
        501 NORTH BROADWAY
        ST. LOUIS, MISSOURI 63102

STIFEL'S BOARD OF DIRECTORS HAS APPROVED THE OFFER. HOWEVER, NEITHER STIFEL NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER (AS IDENTIFIED IN THE OFFER TO PURCHASE) OR THE DEPOSITARY (AS DEFINED IN THE OFFER TO PURCHASE) MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR EQUIVALENT SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR EQUIVALENT SHARES AND, IF SO, HOW MANY EQUIVALENT SHARES TO TENDER. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING STIFEL'S REASONS FOR MAKING THE OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR EQUIVALENT SHARES WITH THEIR FINANCIAL OR TAX ADVISORS.

Signature:
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Name:
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            (PLEASE PRINT)

Taxpayer Identification or
Social Security Number:
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Address:
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       --------------------------------
         (INCLUDING ZIP CODE)

Area Code and Telephone
Number:
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Date:
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